Contact: Exhibit 99.1
John Mills, Partner
ICR, Inc.
646-277-1254
ir@nutrisystem.com
John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Positive Start to Diet Season Expected to Fuel Third Consecutive Year of Double-Digit Revenue
Growth in 2016

Company Reports 15% Growth in 2015 and Tenth Consecutive Quarter of Year-over-Year Revenue Growth

Adjusted EBITDA Increased 34% and Adjusted Earnings per Share Increased 44% for 2015

Fort Washington, PA—February 25, 2016—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter and full year ended December 31, 2015.

Dawn Zier, President and Chief Executive Officer, stated, “I am very pleased to report our second year of double-digit revenue growth. In 2015, we continued to strengthen our business by investing in new product innovation, enhancing the customer experience, and driving strong execution. For 2016, we expect to deliver our third consecutive year of double-digit revenue growth, fueled by the strength of our direct-to-consumer business and increased demand for our programs.”

Ms. Zier added, “We are building our strategic vision around a multi-brand and multi-product approach to capture an even more significant share of the weight loss market and expand into the broader health and wellness space. To accomplish these goals, in 2016, we are developing the products, program, and infrastructure to support a 2017 launch of the South Beach Diet. We are also investing in and have just begun testing Shake360, a continuity program targeted at a new customer segment – an often younger, health conscious consumer – who is looking for clean, nutrient-dense, gluten-free solutions for optimal nutrition. We intend to leverage our product development, marketing, ecommerce, supply chain, and distribution know-how to drive the successful commercialization of these new offerings.”

The following are key financial highlights for the period and reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Full Year 2015 Compared to Full Year 2014

Revenue increased 15% to $462.6 million, compared to $403.1 million
Gross margin improved 90 basis points to 51.5%
Adjusted EBITDA grew 34% to $57.1 million, compared to $42.7 million
Adjusted net income increased 45% to $28.0 million, compared to $19.3 million; GAAP net income increased 35% to $26.1 million including South Beach transaction costs and investment initiative expense
Adjusted diluted income per common share increased 44% to $0.95, compared to $0.66; diluted income per common share was $0.89, including South Beach transaction costs and investment initiative expense
In 2015, the Company returned $20.5 million in cash to stockholders via dividends. The Board of Directors has declared a quarterly dividend of $0.175 per share, payable March 17, 2016 to stockholders of record as of March 7, 2016.

Fourth Quarter 2015 Compared to Fourth Quarter 2014

Revenue grew 14% to $90.2 million, compared to $79.2 million
Gross profit margin was 50.8% and gross profit increased 12% to $45.9 million, compared to $40.8 million
Adjusted EBITDA increased to $12.1 million, compared to $11.6 million
Adjusted diluted income per common share increased to $0.19, compared to $0.18. Diluted income per common share was $0.13 including $0.06 of South Beach transaction cost and investment initiative expense

Mike Monahan, Chief Financial Officer, commented, “We achieved our 2015 financial goals and are projecting solid top and bottom line growth in 2016. We expect the investment costs related to the South Beach Diet and Shake360 will impact diluted income per common share by $0.14 in 2016 and are factored into our guidance. We expect these initiatives to be accretive in 2017 and deliver a favorable return on investment to stockholders.”

First Quarter and Full Year 2016 Guidance
The Company’s first quarter and full year 2016 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release along with tables detailing the expected impact of the investment. As previously disclosed when we announced the South Beach acquisition in December, Nutrisystem does not anticipate any revenue from this brand in 2016.

First quarter revenue expected to be in the range of $148 to $158 million, adjusted EBITDA between $5.5 and $7.5 million, and diluted income per common share between $0.02 and $0.07. This guidance includes $1.3 million of cash operating expense and $0.3 million of amortization expense, or $0.03 per common share investment for the South Beach Diet ($0.01) and Shake360 ($0.02).
Full year revenue expected to be in the range of $505 to $525 million, adjusted EBITDA between $62.5 and $67.0 million, and diluted income per common share between $0.95 and $1.05. This guidance includes $5.5 million of cash operating expenses and $1.0 million of amortization expense or $0.14 per common share investment for the South Beach Diet ($0.09) and Shake360 ($0.05). Nutrisystem’s adjusted diluted income per common share is expected to be $1.09 to $1.19, which excludes the expected impact of the South Beach Diet and Shake360 investments (see attached tables for detail).

Conference Call and Webcast

Management will host a conference call to discuss fourth quarter and full year 2015 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem’s website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 13629537.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and certain one-time charges. Adjusted net income is defined as net income excluding a new product initiative and certain one-time charges. Adjusted earnings per share is defined as earnings per share excluding a new product initiative and certain one-time charges.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as first quarter and full year 2016 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 40 years. The Company’s weight loss solutions include Nutrisystem® MyWay®, a structured food delivery program including a digital platform NuMi® by Nutrisystem, with multi-day kits and individual products available at select retail outlets. The Company recently launched Turbo10, a clinically tested program that delivers up to a 10-pound weight loss and an overall reduction of five inches from the waist, hips, thighs, chest, and arms in just the first month. The Company’s current product line offers customers the most meal choices, including more than 100 foods containing no artificial preservatives or artificial flavors. Nutrisystem provides customers the flexibility to align their diet with the US Healthy Eating Meal Pattern, as recommended by the USDA Dietary Guidelines. Plans include comprehensive counseling options from trained weight loss coaches, registered dietitians and certified diabetes educators and can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with Type 2 diabetes or pre-diabetes. For more information, go to NutrisystemNews.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

Three Months Ended			Year Ended
December 31,		December 31, ______________________

	2015	2014	2015	2014
REVENUE	$90,246	$79,233		$462,609	$403,083

COSTS AND EXPENSES:
Cost of revenue	44,393	38,448		224,581	199,053
Marketing	20,329	17,584		124,209	107,706
General and administrative	17,115	12,776		64,651	59,231
Depreciation and amortization	2,397	2,102		9,158	7,849

Total costs and expenses	84,234	70,910		422,599	373,839

Operating income	6,012	8,323		40,010	29,244
INTEREST EXPENSE, net	29	9	169		142

Income before income tax expense	5,983	8,314		39,841	29,102
INCOME TAX EXPENSE	2,177	3,006		13,698	9,791

Net income	$3,806	$5,308		$26,143	$19,311

BASIC INCOME PER COMMON SHARE	$0.13	$0.18		$0.90	$0.67

DILUTED INCOME PER COMMON SHARE	$0.13	$0.18		$0.89	$0.66

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	28,924	28,299		28,695	28,323
Diluted	29,414	28,933		29,175	28,787
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175		$0.70	$0.70

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except par value amounts)

		December 31,

		2015			2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,191			$12,620
Short term investments		9,317		16,627
Receivables		18,385		12,206
Inventories		30,530			26,899
Prepaid income taxes		1,149		0
Deferred income taxes		1,192		1,051
Other current assets		10,118			7,095

Total current assets		76,882		76,498
FIXED ASSETS, net		30,849			26,851
INTANGIBLE ASSETS	15,084			84
DEFERRED INCOME TAXES	6,107			5,461
OTHER ASSETS		971			998

Total assets		$129,893			$109,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable		$38,381	$34,261
Accrued payroll and related benefits		7,556		6,550
Income taxes payable	0			301
Deferred revenue		5,618		4,424
Other accrued expenses and current liabilities		6,126			6,131

Total current liabilities	57,681		51,667
NON-CURRENT LIABILITIES	2,284				2,710

Total liabilities		59,965			54,377

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)		0			0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 29,621 at December 31, 2015 and 28,990 at December 31, 2014)		29		29
Additional paid-in capital		41,392		29,992
Treasury stock, at cost, 389 shares at December 31, 2015 and 249 shares at December 31, 2014		(5,672)			(3,062)
Retained earnings		34,191			28,552
Accumulated other comprehensive (loss) income			(12)		4

Total stockholders’ equity		69,928			55,515

Total liabilities and stockholders’ equity		$129,893			$109,892

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,143	$19,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,158	7,849
Loss on disposal of fixed assets	17	35
Share–based compensation expense	5,468	5,651
Deferred income tax benefit	(728)	(248)
Other non-cash charges	67	22
Changes in operating assets and liabilities:
Receivables	(6,179)	(4,468)
Inventories	(3,631)	(811)
Other assets	(2,972)	(932)
Accounts payable	4,336	4,688
Accrued payroll and related benefits	1,006	(173)
Deferred revenue	1,194	196
Income taxes	(1,873)	3,051
Other accrued expenses and liabilities	(834)	(1,364)

Net cash provided by operating activities	31,172	32,807

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(16,811)	(8,225)
Proceeds from sales of short term investments	24,030	8,121
Capital additions	(12,986)	(8,265)
Cash paid for acquisition of a business	(15,000)	0

Net cash used in investing activities	(20,767)	(8,369)

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	3,182	314
Taxes related to equity compensation awards, net	512	(1,534)
Payment of dividends	(20,504)	(20,370)
Debt issuance costs	(24)	0

Net cash used in financing activities	(16,834)	(21,590)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,429)	2,848
CASH AND CASH EQUIVALENTS, beginning of year	12,620	9,772

CASH AND CASH EQUIVALENTS, end of year	$6,191	$12,620

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014 (b)	2015	2014 (b)
Net income as reported	$3,806	$5,308	$26,143	$19,311
Income tax expense as reported	2,177	3,006	13,698	9,791

Income before income tax expense	5,983	8,314	39,841	29,102
Acquisition transaction costs (South Beach Diet)	2,498	0	2,498	0
New product initiative (Shake360)	397	0	397	0

Adjusted income before income tax expense	8,878	8,314	42,736	29,102
Adjusted income tax expense(a)	3,231	3,006	14,693	9,791

Adjusted net income	$5,647	$5,308	$28,043	$19,311

Adjusted diluted income per common share	$0.19	$0.18	$0.95	$0.66
Diluted weighted average shares
outstanding	29,414	28,933	29,175	28,787

(a) Adjusted income tax expense for the three months and year ended December 31, 2015 has been calculated using a tax rate of 36.39% and 34.38%, respectively.

(b) No adjustments for one-time charges were included for the three months or year ended December 31, 2014.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED DILUTED INCOME PER COMMON SHARE BREAKOUT

(Unaudited)

Three Months Ended			Year Ended
December 31,			December 31,
2015		2014	2015	2014
Diluted income per common share as reported	$0.13	$0.18	$0.89	$0.66
Acquisition transaction costs (South Beach
Diet)	0.05	0.00	0.05	0.00
New product initiative (Shake360)	0.01	0.00	0.01	0.00

Adjusted diluted income per common share	$0.19	$0.18	$0.95	$0.66

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income	$3,806	$5,308	$26,143	$19,311
Interest expense, net	29	9	169	142
Income tax expense	2,177	3,006	13,698	9,791
Depreciation and amortization	2,397	2,102	9,158	7,849

EBITDA	8,409	10,425	49,168	37,093
Non-cash employee compensation
expense	1,213	1,178	5,468	5,621
Acquisition transaction costs (South Beach Diet)	2,498	0	2,498	0

Adjusted EBITDA	$12,120	$11,603	$57,134	$42,714

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED DILUTED INCOME PER COMMON SHARE GUIDANCE BREAKOUT

(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2016		December 31, 2016

	Low	High	Low	High

Adjusted diluted income per share	$0.05	$0.10	$1.09	$1.19
South Beach Diet	(0.01)	(0.01)	(0.09)	(0.09)
Shake360	(0.02)	(0.02)	(0.05)	(0.05)

Diluted income per common share	$0.02	$0.07	$0.95	$1.05

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ending		Year Ending
	March 31, 2016		December 31, 2016

	Low	High	Low	High

Net income	$765	$2,077	$28,654	$31,606
Interest expense, net	34	34	150	150
Income tax expense	401	1,089	15,026	16,574
Depreciation and amortization	2,850	2,850	12,250	12,250

EBITDA	4,050	6,050	56,080	60,580
Non-cash employee compensation expense	1,450	1,450	6,420	6,420

Adjusted EBITDA	$5,500	$7,500	$62,500	$67,000

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE BREAKOUT

(Unaudited, in thousands)

	Three Months Ending		Year Ending
	March 31, 2016		December 31, 2016

	Low	High	Low	High

Nutrisystem core business	$6,800	$8,800	$68,000	$72,500
South Beach Diet	(300)	(300)	(3,100)	(3,100)
Shake360	(1,000)	(1,000)	(2,400)	(2,400)

Adjusted EBITDA	$5,500	$7,500	$62,500	$67,000

EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and certain one-time charges.
Statement Regarding Non-GAAP Financial Measures

We believe EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted income per common share, adjusted EBITDA guidance and adjusted diluted income per share guidance are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. Adjusted net income also excludes a new product initiative to provide investors with insight into the income associated with the core operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.